Exhibit 5.1

NEW YORK		BALTIMORE
LONDON		WILMINGTON
SINGAPORE		MIAMI
PHILADELPHIA		BOCA RATON
CHICAGO	FIRM and AFFILIATE OFFICES	PITTSBURGH
WASHINGTON, DC		NEWARK
SAN FRANCISCO		LAS VEGAS
SILICON VALLEY		CHERRY HILL
SAN DIEGO		LAKE TAHOE
BOSTON		MYANMAR
HOUSTON		OMAN
LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY	www.duanemorris.com
ATLANTA		MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO

November 15, 2013

BGS Acquisition Subsidiary, Inc.
6342 North Bay Road
Miami Beach, FL 33141

Re:           Registration Statement on Form S-4 (File No. 333-191030)

Ladies and Gentlemen:

We have acted as special counsel to BGS Acquisition Subsidiary, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Amended and Restated Merger and Share Exchange Agreement, dated as of  August 13, 2013 (as amended as of the date hereof, the “Merger Agreement”), by and among BGS Acquisition Corp., a British Virgin Islands business company of which the Company is a wholly owned subsidiary (“BGS Corp.”); the Company; BGS Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”); TransnetYX Holding Corp., a Delaware corporation (“TransnetYX”); Black Diamond Holdings LLC, a Colorado limited liability company (“Black Diamond”); and Black Diamond Financial Group, LLC, a Delaware limited liability company and manager of Black Diamond.

Pursuant to the Merger Agreement, (i) BGS Corp. will merge with and into the Company with the Company surviving the merger (the “Redomestication”), (ii) upon the effectiveness of the Redomestication, (a) the Company will issue one share of common stock, par value $0.001 per share (“Common Stock”), of the Company for each outstanding ordinary share of BGS Corp. (“BGS Shares”), (b) the Company will assume, among other obligations, the obligations of BSG Corp. under the Warrant Agreement, dated as of March 20, 2012 (the “Warrant Agreement”), between BGS Corp. and the Warrant Agent named therein, and (c) the holders of the warrants issued pursuant to the Warrant Agreement will have the right to purchase, upon the terms and conditions set forth in the Warrant Agreement, as amended by Amendment No. 1 to Warrant Agreement to be executed in connection with the closing of the Redomestication (the “Warrant Amendment” and together with the Warrant Agreement, the “Amended Warrant Agreement”), shares of Common Stock instead of BGS Shares, and (iii) immediately following the Redomestication, TransnetYX will merge with and into Merger Sub with Merger Sub surviving the merger.

BGS Acquisition Subsidiary, Inc.
November 15, 2013

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 20,087,684 shares (the “Shares”) of Common Stock to be issued by the Company pursuant to the Merger Agreement, (ii) 4,340,000 warrants (the “Warrants”) to purchase Common Stock to be issued by the Company under the Amended Warrant Agreement, and (iii) 4,340,000 shares (the “Warrant Shares”) of Common Stock issuable by the Company upon exercise of the Warrants.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.           the Merger Agreement;

2.           the form of Certificate of Merger to be filed with the Secretary of State of the State of Delaware;

3.           the Warrant Agreement;

4.           the form of Warrant Amendment (the documents listed in Items 1 through 4 are sometimes referred to herein as the “Documents”);

5.           the Registration Statement;

6.           the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

7.           the bylaws of the Company, as amended to date;

8.           a certificate of an officer of the Company as to certain factual matters;

9.           a certificate of the secretary of the Company attesting to, among other matters:  (i) the absence of any amendment to the Certificate of Incorporation of the Company, or of any proceedings therefor, other than the intended name change to “YX Genomics, Inc.”, since the date of the certification referred in Item 6 above; (ii) the bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company; and (iv) the incumbency of certain persons; and

10.           a certificate of good standing of the Company from the Secretary of State of the State of Delaware.

BGS Acquisition Subsidiary, Inc.
November 15, 2013

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) in cases in which unexecuted drafts of documents were submitted to us, that such documents as executed will not differ from such drafts in any respect relevant to this opinion and (vi) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Merger Agreement and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.  We have also assumed that the Documents have been or will be duly authorized, executed and delivered by each party thereto other than the Company and constitute or will constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

We have also assumed that, immediately prior to the Redomestication, (i) the outstanding BGS Shares will be validly issued, fully paid and nonassessable and (ii) the warrants to purchase BGS Shares issued pursuant to the Warrant Agreement will constitute valid and legally binding obligations of BGS Corp.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.
When the Registration Statement has been declared effective by order of the Commission and the Shares have been issued pursuant to the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

2.
When the Registration Statement has been declared effective by order of the Commission, the Redomestication has been consummated, and the Warrants have been issued by the Company pursuant to the Amended Warrant Agreement and the Merger Agreement, (a) the Warrants will constitute valid and legally binding obligations of the Company and (b) each authorized and unissued Warrant Share issued upon exercise of the Warrants in accordance with the terms of the Amended Warrant Agreement against payment therefor will be validly issued, fully paid and nonassessable.

BGS Acquisition Subsidiary, Inc.
November 15, 2013

The opinions expressed herein are limited to the laws of the State of Delaware with respect to the Shares and the Warrant Shares and the laws of the State of New York with respect to the Warrants, and we do not express any opinion herein concerning the laws of any other jurisdiction.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of New York, or as to federal or state laws regarding fraudulent transfers.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission thereunder or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DUANE MORRIS LLP